Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of CVR Partners, LP of our report dated March 15, 2016 relating to the financial statements of Rentech Nitrogen Partners, L.P., which appears in Exhibit 99.1 in CVR Partners LP’s Current Report on Form 8-K/A dated April 29, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.”

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

April 29, 2016